SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2007

Commission file number 1-5571

RADIOSHACK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	75-1047710
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

300 RadioShack Circle, Mail Stop CF3-203,
Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 415-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01. Other Events

RadioShack Corporation (the “Company”) commenced a workforce reduction in April 2007 of approximately 280 positions across its various support functions, primarily at the Company’s headquarters operation.  A majority of these reductions took place on April 19, 2007.

In connection with the reductions, the Company estimates that it will incur a pre-tax charge of approximately $8.5 million for one-time termination benefits. The charge will be recorded in the Company’s financial statements for the fiscal quarter ended March 31, 2007. The Company estimates that these reductions, combined with the elimination of open positions, will result in an annualized pre-tax savings of approximately $30 million. The Company does not expect to incur any other material charges in connection with these reductions.

Statements made in this Current Report on Form 8-K that are forward-looking involve risks and uncertainties and are indicated by words such as “estimates,” “anticipates,” “expects” and other similar words or phrases. These uncertainties include, but are not limited to, the Company’s profitability, wireless industry changes, economic conditions, product demand, competitive products and pricing, availability of products, the regulatory environment and other risks indicated in the Company’s filings with the SEC such as the Company’s most recent Form 10-K. Actual results could differ materially from those expressed or implied in the forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 19th day of April, 2007.

RADIOSHACK CORPORATION

/s/ James F. Gooch
James F. Gooch
Executive Vice President and Chief
Financial Officer

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